Exhibit 1.1

Institutional REIT, Inc.

Up to 340,000,000 Shares of Common Stock

Dealer Manager Agreement

                         , 2006

Wells Investment Securities, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

Ladies and Gentlemen:

Institutional REIT, Inc., a Maryland corporation (the “Company”) has registered for public sale 340,000,000 shares of its common stock, $.01 par value per share (the “Shares”), of which 90,000,000 Shares are intended to be offered pursuant to the Company’s dividend reinvestment plan (the “DRP”). The Company desires for Wells Investment Securities, Inc., a Georgia Corporation (the “Dealer Manager”), to act as its agent in connection with the offer and sale of the Shares to the public (the “Offering”).

It is anticipated that the Dealer Manager will enter into a Primary Dealer Agreement (in the form attached to this Agreement as Exhibit A) with Integrity Investments, Inc., a Florida corporation (“Integrity”) and Selected Dealer Agreements (in the form attached to this Agreement as Exhibit B) with other broker-dealers participating in the Offering (each participating broker-dealer, including Integrity, being referred to herein as a “Dealer”). The Company shall have the right to approve any material modifications or addendums to the Primary Dealer Agreement and the form of the Selected Dealer Agreements.

Except as described in the Prospectus (as defined below) or in Section 5.3 hereof, the Shares are to be sold at a per Share cash price of $10.00, whether in the primary offering or through the DRP.

In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1.	Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and to each Dealer that:

1.1.	The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-136273) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder.

Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement.

1.2.	On the Effective Date, on the date of the Prospectus and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and the Prospectus, as applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Rules and Regulations. On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Company’s representations in this Section 1.2 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, that are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.3.	No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and, to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.4.	The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5.	The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, all except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.6.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the Rules and Regulations thereunder, by the National Association of Securities Dealers, Inc. (the “NASD”) or under applicable state securities laws.

1.7.	The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in the Prospectus and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.	Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

2.1.	The Dealer Manager is a member in good standing of the NASD and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

2.2.	The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus, as amended and supplemented, and all other information furnished and to be furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

3.1.	It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus, including any amendments and supplements thereto and (b) this Agreement.

3.2.	The Company will prepare and file with the appropriate regulatory authorities, on behalf of and at no expense to the Dealer Manager, the printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”), if any. In addition, the Company will furnish the Dealer Manager and others designated by the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

3.3.	The Company will structure the Offering to avail itself of available exemptions from the registration requirements of the securities laws of such jurisdictions as the Dealer Manager may reasonably designate, subject to compliance by the Dealer Manager and all Dealers with all laws applying to them, as the Company may reasonably designate, and will file and make in each year such statements and reports as may be required to qualify for such exemptions. The Company will furnish to the Dealer Manager upon request evidence of such exemptions and a copy of any papers filed by the Company in connection therewith.

3.4.	The Company will: (a) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or, if applicable, any state securities administrator and (b) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administrator shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager.

3.5.	If at any time when a Prospectus is required to be delivered under the Securities Act and the Rules and Regulations thereunder any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amendment or supplement to the Prospectus that will correct such statement or omission.

3.6.	The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder and by all applicable securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

3.7.	The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Primary Dealer Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the review of the terms and fairness of the Offering by the NASD, (e) the fees and expenses related to the registration and qualification or exemption of the Offering of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, including any amendments and supplements thereto, (g) the fees and expenses of any registrar or transfer agent in connection with the Shares and (h) the costs and expenses of the Company relating to the preparation and printing of any Authorized Sales Materials and Company-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants.

4.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

4.1.	In connection with the Dealer Manager’s participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (b) all applicable state securities laws and regulations as from time to time in effect, including those necessary for the Company to avail itself of the state securities exemptions from registration designated by the Company; (c) the applicable rules of the NASD, including, but not in any way limited to, Rules 2440, 2730, 2740 and 2750; (d) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, the requirements of any applicable state privacy laws and the applicable provisions of the USA Patriot Act of 2001; and (e) this Agreement and the Prospectus as amended and supplemented.

4.2.	The Dealer Manager will not offer the Shares, and in its agreements with Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer Manager and any Dealer offering Shares in such jurisdiction have all required licenses and registrations (or are exempt from such licensure and registration requirements) to offer Shares in that jurisdiction.

4.3.	The Dealer Manager will make, and in its agreements with Dealers will require that Dealers make, no representations concerning the Offering except as set forth in the Prospectus as amended and supplemented and in the Authorized Sales Materials, if any.

4.4.	The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who are permitted offerees as defined in and as set forth in the Prospectus as amended and supplemented or in any suitability letter or memorandum sent to the Dealer Manager by the Company (“Permitted Offerees”) in initial investments of at least $1.0 million and additional investments (excluding through the DRP) of at least $100,000.00, unless such limits are modified in any Prospectus amendment or supplement. The Dealer Manager further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever and no commission will be paid to the Dealer Manager with respect to the portion of any subscription that is rejected.

The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that a purchaser in the Offering is a Permitted Offeree (both at the time of the initial subscription and at the time of any additional subscriptions).

In making these determinations, the Dealer Manager and Dealers shall rely on representations from the purchasers, i.e., banks and other financial institutions purchasing Shares for their own account or in a fiduciary capacity.

The Dealer Manager may not participate in the distribution of Shares in the DRP if the potential purchaser is not a Permitted Offeree unless (i) the potential purchaser is a registered holder of shares of common stock of the Company and (ii) the Company provides notice to the Dealer Manager that the sale of such Shares pursuant to the DRP will not require the Company to perform additional registration or qualification procedures under, or to affirmatively seek an exemption from, applicable state securities laws and regulations.

4.5.	Except for Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales material in connection with the Offering and the Dealer Manager agrees not to use any such material that has not been authorized by the Company. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any person unless it is accompanied or preceded by the Prospectus as amended and supplemented and (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public.

4.6.	The Dealer Manager agrees to be bound by the terms of the Escrow Agreement dated August 9, 2006, among Bank of New York, as escrow agent, the Dealer Manager and the Company, copies of which are attached hereto as Exhibit C. The Dealer Manager further agrees that it will not represent or imply that Bank of New York, as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledging that it has agreed to serve as escrow agent.

4.7.	The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

4.8.	The Dealer Manager will permit a Dealer to participate in the Offering only if such Dealer is a member of the NASD.

5.	Obligations and Compensation of Dealer Manager.

5.1.	The Company hereby appoints the Dealer Manager as its agent and principal distributor during the Offering Period (as defined in Section 5.2) for the purpose of finding, on a best-efforts basis, purchasers for the Shares through the distribution channels contemplated herein. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to find purchasers for the Shares on said terms and conditions.

5.2.	The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the Effective Date of the Registration Statement (but in no event prior to the Effective Date of the Registration Statement), during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated as provided in Section 8 hereof, provided that the Dealer Manager and the Dealers will suspend or terminate offering Shares upon request of the Company at any time and will resume offering Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

5.3.	Except as may be provided in the “Plan of Distribution” section of the Prospectus as amended and supplemented, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager a dealer manager fee of 1.0% of the gross offering proceeds of the Shares in the primary Offering and no dealer manager fee for Shares sold pursuant to the DRP Offering; and the Dealer Manager will reallow up to 0.25% of the gross offering proceeds to Integrity (or any successor primary Dealer) and up to 0.25% of the gross offering proceeds to any other participating Dealer.

5.4.	Except as may be provided in the “Plan of Distribution” section of the Prospectus, as amended and supplemented, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager deferred selling commissions with respect to the sale of Shares in the primary Offering (but not pursuant to the DRP Offering) over a period of up to twelve years following the purchase of Shares. These deferred selling commissions will be payable on a monthly, per Share basis in an amount equal to 0.5% per annum, commencing with the one-year anniversary of the sale of each Share. Except as may be provided in the “Plan of Distribution” section of the Prospectus, as amended and supplemented, the Dealer Manager will reallow up to 0.25% of the gross offering proceeds to Integrity (or any successor primary Dealer) and up to 0.25% of the gross offering proceeds to any other participating Dealer. These deferred selling commissions will cease with respect to any Share repurchased pursuant to any share redemption program the Company adopts and will cease entirely upon a determination by the board of directors of the Company to seek listing of the Company’s common stock on a national securities exchange or on the Nasdaq Global Market or to commence liquidation of the Company.

5.5.	The Company will also reimburse the Dealer Manager for all items of underwriter compensation referenced in the Prospectus to the extent the Prospectus indicates that they will be paid by the Company.

Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 5 unless or until the Company raises $10.0 million in the Offering from persons not affiliated with the Company or its advisor (the “Minimum Offering”). Until the Minimum Offering is reached, investments will be held in escrow. If the Minimum Offering is not reached within the time period specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus.

The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer; it is the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

6.	Indemnification.

6.1.	To the extent permitted by the Company’s charter, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying or exempting from the registration or qualification requirements of any jurisdiction any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action.

The foregoing indemnity agreement of this Section 6.1 is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was delivered to the Indemnified Party and could reasonably be delivered to the purchaser by the Indemnified Party before the subscription of such person was accepted by the Company.

6.2.	The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of the NASD and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of the NASD or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

6.3.	Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of the NASD and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of the NASD or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

6.4.	Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

6.5.	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

7.	Survival of Provisions.

7.1.	The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company and (b) the acceptance of any payment for the Shares.

7.2.	The respective agreements and obligations of the Company and the Dealer set forth in Sections 3.7, 4.4 (with respect to the maintenance of records and transfers and resales of shares), 4.6, 4.7, 5.3, 5.4, 5.5, and 6 through 11 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, (b) the acceptance of any payment for the Shares and (c) the termination of this Agreement.

8.	Term. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon termination of this Agreement, (a) the Company shall pay to the Dealer Manager all amounts payable under Section 5 hereof at such time as such amounts become payable and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

9.	Customer Complaints. Each party hereby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of the Dealer Manager or any Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or any Dealer).

10.	Submission of Orders.

10.1.	Those persons who purchase Shares sold through the Primary Dealer or other participating Dealers will be instructed by the Primary Dealer or other participating Dealers to wire funds to The Bank of New York, as escrow agent for Institutional REIT, Inc., as follows:

The Bank of New York
ABA #
Account Name: Institutional REIT, Inc.
Account #
REF: GLA-111/565

or after the Minimum Offering has been achieved, to the Company as follows:

Bank of America
ABA #
Account Name: Institutional REIT, Inc.
Account #

Any payment not conforming to the foregoing instructions shall be returned to the subscriber not later than the end of the next business day following its receipt.

10.2.	Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents are received from subscribers, subscription documents will be transmitted by the end of the next business day following receipt by the Dealer to the Dealer Manager.

10.3.	Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, subscription documents will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such subscription documents to the Dealer Manager.

11.	General Provisions

11.1.	Notices. All notices and other communications hereunder shall be sufficient if given in writing and if (1) delivered personally; (2) faxed to the facsimile number provided below with evidence of receipt; (3) mailed by registered or certified mail, return receipt requested, or (4) sent via nationally recognized overnight courier to the other party at the addresses provided below (or such other address (or facsimile number) which may be specified by notice given in one of the preceding manners):

If to Institutional REIT, Inc.:

Institutional REIT, Inc.

Attn: Doug Williams, Executive Vice President

6200 The Corners Pkwy, Suite 250

Norcross, GA 30092-3365

Facsimile number: (770) 243-8286

If to the Dealer Manager:

Wells Investment Securities, Inc.

Attn: Thomas E. Larkin, President

6200 The Corners Pkwy, Suite 250

Norcross, GA 30092-3365

Facsimile number: (770) 243-8286

Documents delivered by hand are deemed received upon delivery; documents sent by telefax are deemed received when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; documents sent by mail are deemed received upon their receipt, or at such time as delivery is refused by the addressee upon presentation; and documents sent by nationally recognized overnight courier are deemed received one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

11.2.	Governing Law; Forum. This Agreement is to be construed and enforced in accordance with the laws of the State of Georgia, without giving effect to any choice or conflict of law provision or rule, whether of the State of Georgia or of any other jurisdiction. Both parties further consent to the exclusive jurisdiction by the state and federal courts sitting in the State of Georgia of any dispute arising out of or related to this Agreement. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by Georgia law.

11.3.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which together constitute a single document.

11.4.	Severability. If any provision of this Agreement shall not be valid for any reason, such provision shall be entirely severable from, and shall have no effect upon, the remainder of this Agreement. Any such invalid provision shall be subject to partial enforcement to the extent necessary to protect the interest of the parties.

11.5.	Enforcement by Successors or Assigns. The covenants and agreements contained in this Agreement inure to the benefit of and may be enforced by the parties hereto and their respective legatees, distributees, estates, executors, administrators, personal representatives and other legal representatives and successors and assigns.

11.6.	No Assignment. Neither party may assign its rights or obligations under this Agreement without the express written consent of the other party.

11.7.	Amendment; Waiver. This Agreement cannot not be amended, modified, waived, or terminated except by a writing signed by an authorized officer of the party against whom such amendment, modification, waiver, or termination is asserted. Subject to the preceding sentence, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively). No delay or omission by the party to exercise any right in connection herewith shall impair such right or be construed to be a waiver thereof, and no waiver of any right or the breach of any provision of this Agreement shall be construed to be a waiver of any other right or provision or any subsequent breach of such provision. Any failure by either party to enforce any term or condition of this Agreement shall not be considered a waiver of that party’s right thereafter to enforce each and every term and condition of this Agreement.

11.8.	Merger. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

11.9.	Attorney Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

11.10.	Usage.

A.	Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

B.	Sections. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified.

C.	Including. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms – that is, “including” means “including, without limitation.”

D.	Singular and Plural. Any term used herein that is defined in the plural includes the singular and vice versa.

11.11.	Jury Trial. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

11.12.	Further Assurances; Good Faith. Parties agree to execute such other documents and perform such other actions as may be necessary or desirable to carry out the purposes of this Agreement. All Parties will act in a commercially reasonable manner.

11.13.	No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended or supplemented and in this Agreement.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

INSTITUTIONAL REIT, INC.

By:
Name:	Doug Williams
Title:	Executive Vice President

Accepted and agreed as of the

date first above written.

WELLS INVESTMENT SECURITIES, INC.

By:
Name:	Thomas E. Larkin
Title:	President

[Signature Page to Institutional REIT, Inc.

Dealer Manager Agreement]

EXHIBIT “A”

PRIMARY DEALER AGREEMENT

EXHIBIT “B”

SELECTED DEALER AGREEMENT

EXHIBIT “C”

ESCROW AGREEMENT

DATED                     , 2006